Exhibit 1.1

August 10, 2015

New York, New York

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED Bank of America Tower One Bryant Park New York, New York 10036	HSBC SECURITIES (USA) INC. 452 Fifth Avenue New York, New York 10018

BARCLAYS CAPITAL INC. 745 Seventh Avenue New York, New York 10019	J.P. MORGAN SECURITIES LLC 383 Madison Avenue New York, New York 10179

BNP PARIBAS SECURITIES CORP. 787 Seventh Avenue New York, New York 10019	MIZUHO SECURITIES USA INC. 320 Park Avenue New York, New York 10022

CITIGROUP GLOBAL MARKETS INC. 388 Greenwich Street New York, New York 10013	MORGAN STANLEY & CO. LLC 1585 Broadway, 29th Floor New York, New York 10036

CREDIT SUISSE SECURITIES (USA) LLC Eleven Madison Avenue New York, New York 10010	RBS SECURITIES INC. 600 Washington Blvd. Stamford, Connecticut 06901

DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, New York 10005	WELLS FARGO SECURITIES, LLC 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202

GOLDMAN, SACHS & CO. 200 West Street New York, New York 10282

Ladies and Gentlemen:

Reference is made to the Distribution Agreement, dated September 25, 2013, between American Honda Finance Corporation (the “Company”), on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Mizuho Securities USA Inc., RBS Securities Inc. and Wells Fargo Securities, LLC (collectively, the “Original Agents”) and Mitsubishi UFJ Securities (USA), Inc., on the other hand (the “Original Distribution Agreement”, a copy of which is attached hereto as Exhibit A-1), as supplemented by the Agent Accession Letter of Morgan Stanley & Co. LLC (together with the Original Agents, the “Agents”), dated February 5, 2014 (the “Accession Letter”, a copy of which is attached hereto as Exhibit A-2), and the corresponding Confirmation Letter of the Company, dated February 5, 2014 (the “Confirmation Letter”, a copy of which is attached hereto as Exhibit A-3), and the Agent Termination Letter, dated February 5, 2014, between the Company and Mitsubishi UFJ Securities (USA), Inc. (the “Termination Letter”, a copy of which is attached hereto as Exhibit A-4), and as amended by that Letter Agreement, dated February 12, 2014, among the Company, the Agents and Mitsubishi UFJ Securities (USA), Inc. (the “First Letter Agreement”, a copy of which is attached hereto as Exhibit A-5) (the Original Distribution Agreement as so supplemented and amended by the Accession Letter, the Confirmation Letter, the Termination Letter and the First Letter Agreement, the “Distribution Agreement”), with respect to the issuance and sale by the Company of its Medium Term Notes, Series A through or by the Agents pursuant to the terms and conditions stated therein. Unless otherwise defined herein, capitalized terms used in this agreement (this “Second Letter Agreement”) shall have the meanings attributed to them in the Distribution Agreement.

The Company proposes to increase the maximum aggregate principal amount of such Medium Term Notes, Series A authorized for issuance and sale under the Distribution Agreement from U.S. $16,000,000,000 (or the equivalent, based on the applicable exchange rate at the time of issuance, in such foreign currencies as the Company shall designate at the time of issuance) at any time outstanding to U.S. $30,000,000,000 (or the equivalent, based on the applicable exchange rate at the time of issuance, in such foreign currencies as the Company shall designate at the time of issuance) at any time outstanding. Now, therefore, this Second Letter Agreement will confirm the Company’s agreement with each of you as follows:

1. Amendment of Distribution Agreement. On and after the date of this Second Letter Agreement, the Distribution Agreement is hereby amended as follows: (a) the reference to “U.S. $16,000,000,000” in the third paragraph of the Distribution Agreement is hereby deleted in its entirety and replaced with “U.S. $30,000,000,000” and (b) all references to “the Notes” in the Distribution Agreement shall hereinafter refer to the $30,000,000,000 aggregate principal amount of the Notes (or the equivalent, based on the applicable exchange rate at the time of issuance, in such foreign currencies as the Company shall designate at the time of issuance).

2. Effect of Amendment. Except as expressly modified by this Second Letter Agreement, all of the terms and conditions of the Distribution Agreement shall remain in full force and effect and are hereby confirmed in all respects. All references to “this Agreement” or to “the Distribution Agreement” in the Distribution Agreement or in any agreement, instrument or other document delivered pursuant thereto shall be deemed to mean the Distribution Agreement as amended by this Second Letter Agreement.

3. Representation Date. For the avoidance of doubt, the date of this Second Letter Agreement is hereby deemed to be a “Representation Date” for all purposes under the Distribution Agreement.

4. Conditions of Agents’ Obligations. In addition to any other terms and conditions set forth in the Distribution Agreement, the obligations of the Agents hereunder are subject to the following conditions:

(a) Opinion of Counsel for the Agents. On the date of this Second Letter Agreement, the Agents shall have received the favorable written opinion or opinions of Sidley Austin LLP, counsel for the Agents, dated such date, with respect to such matters as the Agents may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(b) Opinion of Counsel to the Company and Counsel to Honda. On the date of this Second Letter Agreement, the Agents shall have received the written opinion or opinions of (i) O’Melveny & Myers LLP, counsel to the Company, dated such date, in form and substance satisfactory to the Agents, and (ii) Mori Hamada & Matsumoto, counsel to Honda, dated such date, in form and substance satisfactory to the Agents.

(c) Accountants’ Letter. On the date of this Second Letter Agreement, the Agents shall have received a letter from KPMG LLP, dated such date, in form and substance previously agreed to by the Company and the Agents.

(d) Honda Confirmation Letter regarding the Keep Well Agreement. On the date of this Second Letter Agreement, the Agents shall have received a certificate of an authorized officer of Honda, dated such date, to the effect that (i) the Keep Well Agreement has been duly authorized by Honda in accordance with resolutions of the board of directors of Honda and remains valid as of such date, (ii) Honda has authorized that indebtedness under all Notes issued at any time by the Company under the Distribution Agreement, as amended by this Second Letter Agreement, shall be approved indebtedness for borrowed money, and accordingly shall constitute Debt (as defined therein), under the Keep Well Agreement, and (iii) the copy of the Keep Well Agreement delivered by Honda to the Agents conforms to the original.

(e) Officers’ Certificate for the Company. On the date of this Second Letter Agreement, the Agents shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect that (i) as of such date, except as stated in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, there has not been any Material Adverse Change, (ii) the representations and warranties of the Company in the Distribution Agreement, as amended by this Second Letter Agreement, are true and correct with the same force and effect as though expressly made on and as of such date, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Distribution Agreement, as amended by this Second Letter Agreement, on or prior to such date in all material respects.

(f) Additional Documents. On the date of this Second Letter Agreement, counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by the Agents, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as contemplated herein shall be satisfactory in form and substance to the Agents and counsel for the Agents.

5. Parties. This Second Letter Agreement shall each inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Second Letter Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, their respective Affiliates and selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 of the Distribution Agreement and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Second Letter Agreement or any provision herein contained. This Second Letter Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, their respective Affiliates and selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

6. GOVERNING LAW. THIS SECOND LETTER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING HEREUNDER OR RELATED HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Counterparts. This Second Letter Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

8. Effect of Headings. The paragraph headings herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Second Letter Agreement, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

AMERICAN HONDA FINANCE CORPORATION

By:	/s/ Paul C. Honda
Name: Paul C. Honda
Title: Vice President and Assistant Secretary

Letter Agreement

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Shawn Cepeda
Name:	Shawn Cepeda
Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
Name:	Pamela Kendall
Title:	Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Jim Turner
Name:	Jim Turner
Title:	Managing Director, Head of Debt Capital Markets

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
Name:	Jack D. McSpadden, Jr.
Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Rob Kay
Name:	Rob Kay
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ritu Ketkar
Name:	Ritu Ketkar
Title:	Managing Director

By:	/s/ Jared Birnbaum
Name:	Jared Birnbaum
Title:	Managing Director, Debt Capital Markets Coverage – Corporates

Letter Agreement

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

HSBC SECURITIES (USA) INC.

By:	/s/ Luiz Lanfredi
Name:	Luiz Lanfredi
Title:	Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
Name:	Maria Sramek
Title:	Executive Director

MIZUHO SECURITIES USA INC.

By:	/s/ Babak Ghatan
Name:	Babak Ghatan
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

RBS SECURITIES INC.

By:	/s/ Sue Sproule
Name:	Sue Sproule
Title:	Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

Letter Agreement